Exhibit 99.1

TRANSACTIONS
Except as previously disclosed in this Schedule 13D, as amended, the following table sets forth all transactions by the Reporting Persons (on behalf of the Funds or Accounts) with respect to the securities of Core Scientific, Inc. effected since December 18, 2025, inclusive of any transactions effected through 4:00 p.m., New York City time, on January 20, 2026. Except as otherwise noted below, all such transactions were purchases or sales of securities of Core Scientific, Inc. effected in the open market, and the table excludes commissions paid in per share prices.

TWO SEAS GLOBAL (MASTER) FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(162,879)	15.275 (1)	12/19/2025
Common Stock	(162,879)	15.458 (2)	12/19/2025
Common Stock	(100,000)	15.732 (3)	12/19/2025
Common Stock	81,322	15.573 (4)	12/23/2025
Common Stock	243,965	15.656 (5)	12/23/2025
Common Stock	162,643	15.290 (6)	12/26/2025
Common Stock	203,304	15.025 (7)	12/29/2025
Common Stock	203,304	14.707 (8)	12/30/2025
Common Stock	200,000	14.545	12/31/2025
Common Stock	(75,000)	15.300	1/2/2026
Common Stock	(100,000)	15.320 (9)	1/2/2026
Common Stock	(90,000)	15.900	1/2/2026
Common Stock	(150,000)	15.902 (10)	1/2/2026
Common Stock	(100,000)	15.960	1/2/2026
Common Stock	(121,446)	16.740	1/5/2026
Common Stock	(80,964)	16.880	1/5/2026
Common Stock	(80,964)	16.890	1/5/2026
Common Stock	80,964	16.848 (11)	1/6/2026
Common Stock	161,929	16.939	1/6/2026
Common Stock	250,000	16.449 (12)	1/7/2026
Common Stock	202,411	16.491 (13)	1/7/2026
Common Stock	40,622	16.972 (14)	1/9/2026
Common Stock	(75,000)	17.350	1/12/2026
Common Stock	(100,000)	17.489	1/12/2026
Common Stock	(121,868)	17.600	1/12/2026
Common Stock	(81,246)	17.650 (15)	1/12/2026
Common Stock	(121,868)	17.709 (16)	1/12/2026
Common Stock	(100,000)	17.710 (17)	1/12/2026
Common Stock	(121,395)	17.900	1/13/2026
Common Stock	(121,395)	18.024 (18)	1/13/2026
Common Stock	(100,000)	17.800	1/14/2026
Common Stock	(150,000)	17.780	1/14/2026
Common Stock	(100,000)	17.700	1/14/2026
Common Stock	(100,000)	17.790 (19)	1/14/2026
Common Stock	(150,000)	18.030	1/15/2026
Common Stock	(200,000)	18.100	1/15/2026
Common Stock	(100,000)	18.650	1/15/2026
Common Stock	(100,000)	18.580	1/15/2026
Common Stock	(50,000)	18.550	1/15/2026
Common Stock	(150,000)	18.500	1/15/2026
Common Stock	(100,000)	18.490	1/16/2026
Common Stock	(100,000)	18.400	1/16/2026
Common Stock	(200,000)	18.415 (20)	1/16/2026
Common Stock	(100,000)	18.560	1/16/2026
Common Stock	(100,000)	18.750	1/16/2026
Common Stock	(150,000)	18.800	1/16/2026
Common Stock	(150,000)	18.900	1/16/2026
Exercise of Call Option (Exercise Price $15, Expiration 1/16/26)	34,000 contracts relating to 3,400,000 shares	15.00	1/16/2026

TWO SEAS STRATEGIC INVESTMENT FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(30,648)	15.275 (21)	12/19/2025
Common Stock	(30,648)	15.458 (22)	12/19/2025
Common Stock	15,421	15.573 (23)	12/23/2025
Common Stock	46,264	15.656 (24)	12/23/2025
Common Stock	30,843	15.290 (25)	12/26/2025
Common Stock	38,553	15.025 (26)	12/29/2025
Common Stock	38,553	14.707 (27)	12/30/2025
Common Stock	(23,574)	16.740	1/5/2026
Common Stock	(15,716)	16.880	1/5/2026
Common Stock	(15,716)	16.890	1/5/2026
Common Stock	15,716	16.848 (28)	1/6/2026
Common Stock	31,432	16.939	1/6/2026
Common Stock	39,290	16.491 (29)	1/7/2026
Common Stock	7,742	16.972 (30)	1/9/2026
Common Stock	(23,226)	17.600	1/12/2026
Common Stock	(15,484)	17.650 (31)	1/12/2026
Common Stock	(23,226)	17.709 (32)	1/12/2026
Common Stock	(23,617)	17.900	1/13/2026
Common Stock	(23,617)	18.024 (33)	1/13/2026

ACCOUNTS

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(1,942)	15.275 (34)	12/19/2025
Common Stock	(1,942)	15.458 (35)	12/19/2025
Common Stock	(4,531)	15.275 (36)	12/19/2025
Common Stock	(4,531)	15.458 (37)	12/19/2025
Common Stock	977	15.573 (38)	12/23/2025
Common Stock	2,931	15.656 (39)	12/23/2025
Common Stock	2,280	15.573 (40)	12/23/2025
Common Stock	6,840	15.656 (41)	12/23/2025
Common Stock	1,954	15.290 (42)	12/26/2025
Common Stock	4,560	15.290 (43)	12/26/2025
Common Stock	2,443	15.025 (44)	12/29/2025
Common Stock	5,700	15.025 (45)	12/29/2025
Common Stock	2,443	14.707 (46)	12/30/2025
Common Stock	5,700	14.707 (47)	12/30/2025
Common Stock	(1,494)	16.740	1/5/2026
Common Stock	(996)	16.880	1/5/2026
Common Stock	(996)	16.890	1/5/2026
Common Stock	(3,486)	16.740	1/5/2026
Common Stock	(2,324)	16.880	1/5/2026
Common Stock	(2,324)	16.890	1/5/2026
Common Stock	996	16.848 (48)	1/6/2026
Common Stock	1,992	16.939	1/6/2026
Common Stock	2,324	16.848 (49)	1/6/2026
Common Stock	4,647	16.939	1/6/2026
Common Stock	2,490	16.491 (50)	1/7/2026
Common Stock	5,809	16.491 (51)	1/7/2026
Common Stock	491	16.972 (52)	1/9/2026
Common Stock	1,145	16.972 (53)	1/9/2026
Common Stock	(1,472)	17.600	1/12/2026
Common Stock	(981)	17.650 (54)	1/12/2026
Common Stock	(1,472)	17.709 (55)	1/12/2026
Common Stock	(3,434)	17.600	1/12/2026
Common Stock	(2,289)	17.650 (56)	1/12/2026
Common Stock	(3,434)	17.709 (57)	1/12/2026
Common Stock	(1,496)	17.900	1/13/2026
Common Stock	(1,496)	18.024 (58)	1/13/2026
Common Stock	(3,492)	17.900	1/13/2026
Common Stock	(3,492)	18.024 (59)	1/13/2026
Exercise of Put Option (Exercise Price $21, Expiration 1/16/26)	(2,400) contracts relating to (240,000) shares	21.00	1/16/2026

*Prices reflected on a per share basis. Each option is subject to a 100 contract multiplier.
(1) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.25 to $15.30, inclusive. The Reporting Persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (59).
(2) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.42 to $15.485, inclusive.
(3) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.60 to $15.87, inclusive.
(4) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.37 to $15.78, inclusive.
(5) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.37 to $15.93, inclusive.
(6) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.23 to $15.35, inclusive.
(7) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.955 to $15.10, inclusive.
(8) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.60 to $14.80, inclusive.
(9) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.32 to $15.35, inclusive.
(10) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.59 to $16.121, inclusive.
(11) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.825 to $16.85, inclusive.
(12) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.25 to $16.655, inclusive.
(13) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.34 to $16.60, inclusive.
(14) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.85 to $17.15, inclusive.
(15) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.65 to $17.665, inclusive.
(16) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.70 to $17.85, inclusive.
(17) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.71 to $17.775, inclusive.
(18) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.97 to $18.105, inclusive.
(19) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.79 to $17.805, inclusive.
(20) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.40 to $18.45, inclusive.
(21) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.25 to $15.30, inclusive.
(22) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.42 to $15.485, inclusive.
(23) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.37 to $15.78, inclusive.
(24) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.37 to $15.93, inclusive.
(25) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.23 to $15.35, inclusive.
(26) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.955 to $15.10, inclusive.
(27) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.60 to $14.80, inclusive.
(28) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.825 to $16.85, inclusive.
(29) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.34 to $16.60, inclusive.
(30) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.85 to $17.15, inclusive.
(31) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.65 to $17.665, inclusive.
(32) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.70 to $17.850, inclusive.
(33) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.97 to $18.105, inclusive.
(34) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.25 to $15.30, inclusive.
(35) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.42 to $15.485, inclusive.
(36) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.25 to $15.30, inclusive.
(37) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.42 to $15.485, inclusive.
(38) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.37 to $15.78, inclusive.
(39) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.37 to $15.93, inclusive.
(40) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.37 to $15.78, inclusive.
(41) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.37 to $15.93, inclusive.
(42) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.23 to $15.35, inclusive.
(43) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.23 to $15.35, inclusive.
(44) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.955 to $15.10, inclusive.
(45) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.955 to $15.10, inclusive.
(46) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.60 to $14.80, inclusive.
(47) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.60 to $14.80, inclusive.
(48) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.825 to $16.85, inclusive.
(49) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.825 to $16.85, inclusive.
(50) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.34 to $16.60, inclusive.
(51) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.34 to $16.60, inclusive.
(52) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.85 to $17.15, inclusive.
(53) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.85 to $17.15, inclusive.
(54) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.65 to $17.665, inclusive.
(55) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.70 to $17.85, inclusive.
(56) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.65 to $17.665, inclusive.
(57) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.70 to $17.85, inclusive.
(58) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.97 to $18.105, inclusive.
(59) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.97 to $18.105, inclusive.